Exhibit 99.1

FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

NHANCED SEMICONDUCTORS, INC.

 SPICER JEFFRIES LLP

Certified Public Accountants

4601 DTC BOULEVARD, SUITE 700

DENVER, COLORADO 80237

TELEPHONE: (303) 753-1959

FAX: (303) 753-0338

www.spicerjeffries.com

Independent Auditors’ Report

To the Shareholder of NHanced Semiconductors, Inc.

Opinion

We have audited the accompanying financial statements of NHanced Semiconductors, Inc., (the “Company”), which comprise the balance sheets as of June 30, 2025 and 2024, and the related statements of income, changes in shareholder’s equity and cash flows for the years then ended, and the related notes to the financial statements.

In our opinion, the accompanying financial statements present fairly, in all material respects, the financial position of the Company as of June 30, 2025 and 2024, and the results of its operations and its cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audit in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audit. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Emphasis of a Matter – Restatement of financial statements

We draw your attention to Note 15 to the financial statements that describes i) that the financial statements that we originally reported on November 20, 2024 have been restated, and ii) the matter that gives rise to the restatement of the June 30, 2024 financial statements. Our opinion is not modified in respect to this matter.

Responsibilities of Management for the Financial Statements

Management is responsible for the preparation and fair presentation of the financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the financial statements are issued or available to be issued.

Auditors’ Responsibilities for the Audit of the Financial Statements

Our objectives are to obtain reasonable assurance about whether the financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations, or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the financial statements.

In performing an audit in accordance with GAAS, we:

●	Exercise professional judgment and maintain professional skepticism throughout the audit.

●	Identify and assess the risks of material misstatement of the financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements.

●	Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

●	Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the financial statements.

●	Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings, and certain internal control-related matters that we identified during the audit.

Denver, Colorado
November 12, 2025

NHANCED SEMICONDUCTORS, INC.

BALANCE SHEETS

AS OF JUNE 30, 2025 AND 2024

		2024
		(As Restated -
	2025	Note 15)
Assets
Current Assets:
Cash and Cash Equivalents	$26,846	$544,780
Accounts Receivable	1,151,937	882,750
Other Receivable	-	339,948
Inventory	9,755,816	1,874,582
Prepaid Assets	213,605	-
Loans Receivable	910,764	-
Loan to Shareholder (Note 12)	62,400	675,688
Total Current Assets	12,121,368	4,317,748
Property and Equipment, net	21,729,635	11,866,481
Right-of-Use Asset, net	17,019,683	2,633,501
Loan to Shareholder Long-Term (Note 12)	5,927,891	282,472
Other Assets (Note 8)	202,942	317,767
Total Assets	$57,001,519	$19,417,969

Liabilities and Shareholder's Equity Current Liabilities:
Accounts Payable	$2,151,233	$1,519,125
Accrued Liabilities	1,923,099	647,853
Deferred Revenue	2,904,801	2,000,299
Other Liabilities	1,553,334	-
Current Tax Provision	1,668,373	73,635
Current Portion of Notes Payable	87,384	127,014
Current Portion of Lease Liability	529,514	1,030,008
Total Current Liabilities	10,817,738	5,397,934
Notes Payable (net of Current Portion)	363,456	422,569
Operating Lease Liability (net of Current Portion)	17,056,569	1,664,949
Deferred Income Taxes (Note 9)	1,648,861	526,593
Total Liabilites	29,886,624	8,012,045
Contingencies (Note 13)
Shareholder’s Equity:
Common Stock, no par value per share (1,450 shares authorized, 450 shares issued and outstanding)	200	200
Additional Paid-in Capital	100,000	100,000
Retained Earnings	27,014,695	11,305,724
Total Shareholder’s Equity	27,114,895	11,405,924

Total Liabilities and Shareholder’s Equity	$57,001,519	$19,417,969

The accompanying notes are an integral part of these financial statements.

NHANCED SEMICONDUCTORS, INC.

STATEMENTS OF INCOME

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

		2024
		(As Restated -
	2025	Note 15)
Revenue	$57,064,559	$36,184,071
Cost of Goods Sold	30,663,271	21,250,298
Gross Profit	26,401,288	14,933,773
Selling, General and Administrative Expenses	8,594,384	4,397,488
Operating Income	17,806,904	10,536,285
Other Income (Expense):
Interest Income	39,325	7,336
Grants Received (Net)	850,000	-
Interest Expense	(31,499)	(36,680)
Total Other Income (Expense)	857,826	(29,344)
Income Before Income Taxes	18,664,730	10,506,941
Income Tax Provision (Note 9)	(2,955,759)	(1,751,871)
Net Income	$15,708,971	$8,755,070

The accompanying notes are an integral part of these financial statements.

NHANCED SEMICONDUCTORS, INC.

STATEMENTS OF CHANGES IN SHAREHOLDER’S EQUITY

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

		Common	Additional		Total
	Common	Stock	Paid-in	Retained	Shareholder’s
Shareholder’s Equity	Shares	Amount	Capital	Earnings	Equity

Beginning Balance - July 1, 2023	450	$200	$100,000	$2,550,654	$2,650,854
Net Income	-	-	-	8,755,070	8,755,070
Ending Balance - June 30, 2024, as restated - Note 15	450	$200	$100,000	$11,305,724	$11,405,924
Net Income	-	-	-	15,708,971	15,708,971
Ending Balance - June 30, 2025	450	$200	$100,000	$27,014,695	$27,114,895

The accompanying notes are an integral part of these financial statements.

NHANCED SEMICONDUCTORS, INC.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

		2024
		(As Restated -
	2025	Note 15)
Cash Flows From Operating Activities
Net Income	$15,708,971	$8,755,070
Adjustments to Reconcile Net Income to Net Cash Provided by Operating Activities:
Depreciation & Amortization	1,958,233	595,688
Changes in Operating Assets and Liabilities:
Accounts Receivable	(269,187)	2,125,179
Inventory	(7,881,234)	(1,691,206)
Prepaid Expenses	(213,605)	-
Other Assets	(5,190,646)	(729,240)
Accounts Payable	632,110	1,004,139
Accrued Liabilities	1,275,244	(494,454)
Deferred Taxes	1,122,268	462,715
Current Tax Provision	1,594,738	73,635
Other Liabilities	1,553,334	-
Deferred Revenue	904,502	2,000,299
Change in Right-of-Use Asset and Operating Lease Liability	504,944	22,338
Net Cash Provided by Operating Activities	11,699,672	12,124,163
Cash Flows From Investing Activities
Acquisition of Property and Equipment	(11,821,387)	(11,284,490)
Net Cash Used in Investing Activities	(11,821,387)	(11,284,490)
Cash Flows From Financing Activities
Payments of Notes Payable	(98,743)	(120,343)
Issuance of Notes Receivable	(910,764)	-
Issuance of Loan to Shareholder	613,288	(188,898)
Net Cash Used in Financing Activities	(396,219)	(309,241)
Net Increase (Decrease) in Cash	(517,934)	530,432
Cash and Cash Equivalents - Beginning of Year	544,780	14,348
Cash and Cash Equivalents - End Of Year	$26,846	$544,780
Supplemental Disclosure of Cash Flow Information:
Cash Paid for Interest	$31,499	$36,680
Cash Paid for Income Taxes	$240,937	$404,000

The accompanying notes are an integral part of these financial statements.

NHANCED SEMICONDUCTORS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

NOTE 1 - NATURE OF BUSINESS

Organization and Business

NHanced Semiconductors, Inc. (the “Company”), was incorporated in the state of Delaware on June 22, 2016. The Company is a U.S. based independent, pure-play technology foundry that offers advanced semiconductor development and manufacturing services and advanced packaging services from its fabrication facilities, or fab, in both North Carolina and Indiana. The Company’s technology-as-a-service model leverages a strong foundation of proprietary technology to co-develop process technology intellectual property with its customers that enables disruptive concepts through its Advanced Technology Services for diverse microelectronics (integrated circuits (“ICs”)) and related micro and nanotechnology applications. In addition to these differentiated technology development services, the Company supports customers with volume production of ICs for high-growth markets through its Wafer Services.

NOTE 2 - BASIS OF PRESENTATION

The financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”).

Use of Estimates

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Management believes that the estimates utilized in the preparation of the financial statements are prudent and reasonable. Actual results could differ from these estimates.

NOTE 3 - RECLASSIFICATIONS

Certain prior year amounts have been reclassified to conform to the current year presentation.

NHANCED SEMICONDUCTORS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

The Company considers all highly liquid financial instruments with original maturities of three months or less to be cash equivalents. The Company maintains its cash and cash equivalents with financial institutions which balances may exceed the federally insured limits. The Company has not experienced any losses in its deposit accounts. At June 30, 2025 and 2024 the Company had $- and $284,050 in cash balances in excess of the federally insured limits.

Accounts Receivable Trade

Accounts receivable are carried at the original invoice amount less an estimate made for expected credit losses based on the Company’s expectation of losses to be incurred.

A general valuation allowance is established for accounts receivable based on historical loss experience. All amounts deemed to be uncollectible are charged against the allowance for doubtful accounts in the period that determination is made. Based on management’s review of outstanding receivable balances and historical collection information, management’s best estimate is that all balances will be collected. Accordingly, the Company has not established an allowance for doubtful accounts.

Inventories

Inventories consist of wafer raw materials, work in process, chemicals, and supplies and spare parts. Cost is determined on the first-in, first-out basis. Raw materials are stated at weighted-average cost, while work in process inventory is stated at the lower of cost or net realizable value. Net realizable value is the estimated selling price in the ordinary course of business less the estimated costs of completion and the estimated costs necessary to make the sale. When net realizable value (which requires projecting future average selling prices, sales volumes, and costs to complete the products in work in process inventories) is below cost, the Company records a charge to cost of goods sold to write down inventories to their estimated net realizable values in advance of when inventories are actually sold. Supplies and spare parts are measured at cost and expensed when utilized. Supplies and spare parts are classified as inventory if expected use is within one year.

Property and Equipment

Property and equipment is recorded at cost when acquired. The costs of additions and improvements are capitalized. The costs of repairs and maintenance are expensed in the period incurred. When equipment is sold or retired, the related net carrying amount of the equipment is derecognized and a gain or loss Is recorded in the statement of income. Depreciation is computed using the straight-line method over the estimated useful lives of the assets which are generally five to seven years for machinery and equipment and fifteen years for leasehold improvements.

NHANCED SEMICONDUCTORS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Revenue Recognition Policies

Revenue is recognized when control of the promised goods or services are transferred to the Company’s customers, in amounts that reflect the consideration the Company expects to be entitled to in exchange for those goods or services. To recognize revenue, the Company applies the following five step approach: 1), identify the contract with the customer, 2) identify the performance obligations in the customer contract, 3) determine the transaction price, 4) allocate the transaction price to the performance obligations in the contract, and 5) recognize the revenues when or as it satisfies a performance obligation. The Company accounts for a contract when it has approval and commitment from all parties, the rights of the parties are identified, payment terms are identified, the contract has commercial substance, and collectability of transaction price is reasonably assured.

At contract inception, the Company applies judgement in determining the customer’s ability to pay amounts entitled to the Company when due based on a variety of factors including the customer’s historical payment experience.

The Company primarily derives its revenue from the performance of Advanced Technology Services (“ATS”) process development services and the manufacture and delivery of wafers via Wafer Services.

ATS Development – ATS development contracts are focused on the performance of process development services, the output of which determines the viability of the process. Wafer manufacturing development services do not include services to manufacture customer wafers at scale. ATS development contracts are complex and wafer manufacturing development services are often either the lone performance obligation in an ATS development contract, or the performance obligation to which the majority of the contract value is allocated. The Company has fixed price contracts with its ATS development customers that may be extended or amended based on results of the initial contract. The Company’s ATS development customers receive the benefits of these services, and revenue from performance of these services are recognized when the goods are delivered or a milestone is achieved with no further recourse to the Company.

Wafer Services – Wafers are goods that are generally customer specific, highly customized and have no alternative use to the Company. Wafer Services customers contract with the Company to manufacture wafers based on their manufacturing design specifications. The terms of Wafer Services contracts dictate when control over wafers is transferred to the Company’s customers.

Contract performance is typically defined as “Best Effort”, “Milestone Achievement” or “Specific Yield” in either numbers or performance. These specifics are defined as follows:

(1)	Best Effort – Work is performed per specific processes and procedures and results are examined to either prove or disprove viability of said processes and procedures.

(2)	Milestone Achievement – Work has been performed, as determined in the statement of work via purchase order, in a series of steps.

NHANCED SEMICONDUCTORS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

NOTE 4 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONCLUDED)

Revenue Recognition Policies (Concluded)

(3)	Specific Yield – Results determined through examination of the final product have been achieved. These can be specific levels of performance or a given percentage of functional product per a given lot, when produced in mass.

In cases where the Contract, Purchase Order, Statement of Work, or other engagement documentation, do not provide specifics, revenue is recognized when the end product is shipped to the customer.

Selling, General and Administrative Expenses

Selling and administrative expenses include advertising and marketing, salaries, wages, taxes, and employee benefit costs for employees, costs related to the Company’s office in Illinois, insurance costs, and other miscellaneous costs. During the year ended June 30, 2025 and 2024, the Company incurred $8,594,384 and $4,397,488 in selling, general and administrative expenses.

Advertising Expenses

Advertising expenses are included in selling, general and administrative expenses during the year in which it is incurred. Advertising expense for the years ended June 30, 2025 and 2024, were $158,773 and $171,385.

Income Taxes

Income taxes are accounted for under the liability method. Deferred taxes are provided on an asset and liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carryforwards, and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the amounts of assets and liabilities and their tax basis. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion, or all, of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment. Interest and penalties are recognized within interest expense and income tax (benefit) expense, respectively, in the statement of income.

NHANCED SEMICONDUCTORS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

NOTE 5 - REVENUE

The Company recognizes ATS Development, tools, and Wafer Services revenues pursuant to its revenue recognition policies as described in Note 4.

The following table discloses revenue for the years ended June 30, 2025 and 2024 by country as determined by customer address:

	2025	2024 (As Restated - Note 15)

United States	$54,993,198	$35,097,406
France	33,000	224,000
United Kingdom	1,870,161	692,115
Israel	168,200	170,550
Total Revenue	$57,064,559	$36,184,071

As of June 30, 2025 and 2024, the Company had one customer that accounted for approximately 87% and 77% of the Company’s total revenue. For the years ended June 30, 2025 and 2024, this customer accounted for approximately $49,000,000 and $29,000,000 in total revenue. Approximately $- and $- was due from this customer as of June 30, 2025 and 2024, respectively.

Contract Estimates

Pricing is established at, or prior to, the time of sale with customers, and the Company records the sales at the agreed-upon selling price. The terms of a contract and historical business practices can, but generally do not, give rise to variable consideration. The Company estimates variable consideration at the most likely amount it will receive from customers. It includes estimated amounts in the transaction price to the extent it is probable that a significant reversal of cumulative revenue recognized for such transaction will not occur, or when the uncertainty associated with the variable consideration is resolved. In general, variable consideration in its contracts relates to the entire contract. As a result, the variable consideration is allocated proportionately to all performance obligations.

Estimates of variable consideration and determination of whether to include estimated amounts in the transaction price are based largely on an assessment of the Company’s anticipated performance and all information (historical, current, and forecasted) that is reasonably available at contract inception. There are no significant instances where variable consideration is constrained and not considered as part of the allocated contract consideration.

NHANCED SEMICONDUCTORS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

NOTE 5 - REVENUE (CONCLUDED)

Contract Modifications

When contracts are modified to account for changes in contract specifications and requirements, the Company evaluates whether the modification either creates new, or changes existing, enforceable rights and obligations in the original contract. Contract modifications that are for goods or services that are not distinct from the existing contract, due to the significant integration with the original product or service provided, are accounted for as if they were part of that existing contract. The effect of a contract modification on the transaction price, and the measure of progress for the performance obligation to which it relates, is recognized as an adjustment to revenue (either as an increase in or a reduction of revenue) under the cumulative catch-up method. When the modifications include additional performance obligations that are distinct and at a relative stand-alone selling price, they are accounted for as a new contract and performance obligation and recognized prospectively. The Company had no significant contract modifications during the years ended June 30, 2025 and 2024.

NOTE 6 - PROPERTY AND EQUIPMENT

The cost and net book value of Property and Equipment by category as of June 30, 2025 and 2024 is summarized below.

	2025	2024 (As Restated - Note 15)

Construction in Progress	$1,601,166	$-
Computer Equipment & Software	169,136	90,268
Furniture & Fixtures	214,435	80,826
Production Machinery	18,691,711	12,053,988
Leasehold Improvments	4,091,767	709,207
Total Cost	24,768,215	12,934,289
Accumulated Depreciation	(3,038,580)	(1,067,808)
Net Property & Equipment	$21,729,635	$11,866,481

Depreciation expense for the years ended June 30, 2025 and 2024 was $1,958,233 and $595,688.

NHANCED SEMICONDUCTORS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

NOTE 7 - INVENTORY

Inventories consist of raw materials, supplies and spare parts, and work-in-process. Work-in-process consists of engineer salaries and materials and overhead costs associated with the wafer manufacturing development services. A breakdown as of June 30, 2025 and 2024 is summarized below.

	2025	2024 (As Restated - Note 15)

Raw Materials	$262,622	$140,231
Work-in-Process	9,379,672	1,713,133
Supplies and Spare Parts	113,522	21,218
Total	$9,755,816	$1,874,582

NOTE 8 - OTHER ASSETS

Other assets consist of various security deposits for utilities. As of June 30, 2025 and 2024 the total security deposits for utilities amounted to $202,941 and $317,766.

NOTE 9 - DEFERRED INCOME TAXES

Temporary differences giving rise to the deferred tax liability consist primarily of the difference of depreciation expense for tax purposes over the amount for financial reporting purposes, the investment credit for the fab facilities for tax purposes, the general business credit for tax purposes, and the timing differences reported differently for financial reporting and tax purposes.

The deferred tax liabilities as of June 30, 2025 and 2024 are as follows:

	June 30, 2025	June 30, 2024 (As Restated - Note 15)

Deferred Tax Liability	$1,648,861	$526,593

NHANCED SEMICONDUCTORS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

NOTE 10 - NOTES PAYABLE

The Company has entered into two debt arrangements with independent third-party creditors. The following summarizes the agreements as of June 30, 2025 and 2024:

	2025	2024 (As Restated - Note 15)
Loan payable to Wintrust Equipment Finance in connection with providing working capital funding for the Company for equipment financing. The loan was originated on April 19, 2023 with a maturity date of May 1, 2028. Interest accrues at 6.80% per annum with principal and interest payments due monthly. The note is secured by the equipment and inventory and personally guaranteed by the shareholder of the Company.	$313,615	$405,988

Loan payable to the U.S. Small Business Administration in connection with providing working capital funding for the Company. The loan was originated on June 13, 2020 with a maturity date of June 13, 2050. Interest accrues at 3.75% per annum with principal and interest payments due monthly. The note is secured by the assets of the Company.	137,225	143,595

Total notes payable outstanding	450,840	549,583
Less current portion due within one year	(87,384)	(127,014)
Long-term portion due after one year	$363,456	$422,569

Principal payments on Notes Payable are due as follows:

Year	Amount
2026	$87,384
2027	87,384
2028	148,279
2029	3,144
2030	124,649
Total	$450,840

Interest expense for the years ended June 30, 2025 and 2024 was $31,499 and $36,680, respectively.

NHANCED SEMICONDUCTORS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

NOTE 11 - SHAREHOLDER’S EQUITY

The Company operates under the terms of its Certificate of Incorporation dated June 22, 2016 with its shares being represented by a single class. The Company has authorized for issuance 1,450 shares of no par common stock, 450 shares issued and outstanding to the sole shareholder as of June 30, 2025 and 2024.

NOTE 12 - RELATED PARTY TRANSACTIONS

The Company has advanced its sole shareholder $4,993,248, of which $62,400 was a current portion, and $675,688 at June 30, 2025 and 2024. The loan has a maturity date of January 31, 2031 with interest accruing at 2% per annum. The loan will continue to draw interest at the IRS published Applicable Federal Rate (“AFR”) for mid-term (3 to 9 year) loans adjusted monthly, and such loan balance may be increased from time to time at the request of the shareholder, up to a maximum balance of $5,000,000. The Company also has long-term notes receivable with its sole shareholder in relation to the earnest money deposits for the purchase of real estate for the Indiana fab and other lease or note payable obligations. The long-term notes receivable as of June 30, 2025 and 2024 was $997,043 and $282,472.

The Company leases office space from its sole shareholder. At June 30, 2025 and 2024, $6,684,114 and $273,708 was being leased under the agreement. For the years ended June 30, 2025 and 2024 $517,331 and $129,935 was paid in rent to the sole shareholder.

In addition, the sole shareholder has personally guaranteed the Wintrust note payable (see Note 10).

NOTE 13 - COMMITMENTS AND CONTINGENCIES

Capital Lease Commitments

The Company leases certain manufacturing equipment and its fab facility in Indiana under non-cancelable capital leases and includes these assets in property and equipment in the accompanying balance sheet. The capitalized cost of leased assets was $586,740 and $385,234 at June 30, 2025 and 2024.

Nature of Operations

The Company is a U.S. based independent, pure-play technology foundry that offers advanced semiconductor development and manufacturing services and advanced packaging services from its fabrication facilities. The majority of the Company’s business is from one contract. This contract is evaluated on all deliverables and determine a “go or no-go” rating on the deliverables. If the Company receives a “go” rating, funding is available. Under the terms of the contract, the underlying customer reserves the right to not fund the Company based on technical progress, customer needs, and availability of funding. The customer also reserves the right to exercise only certain aspects of each milestone and is not required to exercise the milestone in full.

NOTE 14 - LEASES

The Company leases certain property and equipment, such as its Indiana fab facility, and certain production equipment under finance leases. It also leases its fab facility in North Carolina and its office location in Illinois under operating leases. The Company determines if an arrangement is a lease at inception. Leases with an initial term of twelve months or less are not recorded on the balance sheet.

Right-of-use assets represent the Company’s right to use an underlying asset for the lease term and lease liabilities represent its obligations to make lease payments arising from the lease. Operating lease right-of-use assets are recognized at commencement date based on the present value of lease payments over the lease term. For leases that do not provide an implicit rate, the Company uses its incremental borrowing rate based on the information available at the lease commencement date in determining the present value of lease payments. Some of the leases include options to extend or cancel the lease term, which is only included in the lease liability and right-of-use assets calculation when it is reasonably certain the Company will exercise that option at the inception of the lease. As of June 30, 2025 and 2024, the Company did not intend to exercise its lease extension or cancellation options.

The Company has lease agreements with lease and non-lease components and have elected to account for these as a single lease component only for equipment leases. Lease expense for operating lease payments is recognized on a straight-line basis over the lease term.

NHANCED SEMICONDUCTORS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

NOTE 14 - LEASES (CONTINUED)

The components of lease expense are as follows:

	June 30, 2025	June 30, 2024 (As Restated - Note 15)
Operating Lease Costs	$1,452,244	$578,865
Finance Lease Costs
Amortization of Assets	206,080	303,315
Interest on Lease Liabilities	380,661	81,919
Total Net Lease Cost	$2,038,985	$964,099

Supplemental information regarding right-of-use assets at June 30, 2025 and 2024, respectively as follows:

	June 30, 2025	June 30, 2024 (As Restated - Note 15)
Assets:
Right-of-Use Assets	$18,324,381	$4,427,757
Accumulated Amortization	(1,304,698)	(1,794,256)
Right-of-Use Assets	$17,019,683	$2,633,501

	June 30, 2025	June 30, 2024 (As Restated - Note 15)
Liabilities:
Operating Lease Liability, Current Portion	$529,514	$1,030,008
Operating Lease Liability, Net of Current Portion	17,056,569	1,664,949
Operating Lease Liability	$17,586,083	$2,694,957

The weighted average remaining lease term and weighted average discount rates related to leases are as follows:

	June 30, 2025	June 30, 2024 (As Restated - Note 15)
Weighted Average Remaining Lease Term
Operating Leases	7.45 Years	0.74 Years
Finance Leases	8.96 Years	2.01 Years

Weighted Average Discount Rate
Operating Leases	4.16%	0.54%
Finance Leases	2.60%	3.93%

NHANCED SEMICONDUCTORS, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED JUNE 30, 2025 AND 2024

NOTE 14 - LEASES (CONCLUDED)

Future maturities of lease liabilities as of June 30, 2025 are as follows:

Year	Operating Leases	Finance Leases	Total
2026	$1,271,003	$435,761	$1,706,764
2027	1,193,054	444,497	1,637,551
2028	1,217,253	457,831	1,675,084
2029	1,253,771	471,566	1,725,337
2030	1,291,384	485,713	1,777,097
Thereafter	10,192,035	12,636,734	22,828,769
Total Lease Payments	16,418,500	14,932,102	31,350,602
Less Imputed Interest	(5,375,623)	(8,388,896)	(13,764,519)
Total Lease Liabilities	$11,042,877	$6,543,206	$17,586,083

Rent expense for the years ended June 30, 2025 and 2024 was $1,552,669 and $814,193.

NOTE 15 - RESTATEMENT OF JUNE 30, 2024 FINANCIAL STATEMENTS

The June 30, 2024 financial statements have been restated for the correction of an accounting error relating to work-in-process inventory, deferred revenue, property and equipment, deferred taxes, and current tax provisions. The June 30, 2024 financial information has been updated for this error, as follows:

	As Previously Reported	Correction of Error	As Restated

Work-in-process	$171,852	$1,541,281	$1,713,133
Property and equipment	11,157,275	709,206	11,866,481
Other receivable	-	339,948	339,948
Deferred revenue	-	2,000,299	2,000,299
Current tax provision	-	73,635	73,635
Deferred taxes	913,628	(387,035)	526,593
Net income	7,851,534	903,536	8,755,070

NOTE 16 - SUBSEQUENT EVENTS

The Company has performed an evaluation of subsequent events through November 12, 2025 which is the date that the financial statements were available to be issued. The evaluation did not result in any subsequent events that required disclosures and/or adjustments.